Exhibit 10.1

AMENDMENT NO. 1 TO LEASE AGREEMENT N475HA

AND RELATED AMENDMENTS

This Amendment No. 1 to Lease Agreement N475HA and Related Amendments (this “Amendment”), is entered into as of September 30, 2004, between (1) Wells Fargo Bank Northwest, National Association, a national banking association (“WFBN”), not in its individual capacity (except as expressly provided herein) but solely as Owner Trustee (“Lessor”), and (2) Hawaiian Airlines, Inc. (“Lessee”), a Hawaii corporation, acting by and through Joshua Gotbaum, as Chapter 11 Trustee for the Lessee (the “Trustee”), and consented and agreed to by BCC Equipment Leasing Corporation (formerly MDFC Equipment Leasing Corporation), a Delaware corporation (“Owner Participant”).

RECITALS

A.            Lessor and Lessee have heretofore entered into that certain Lease Agreement N475HA, dated as of February 28, 2001, as supplemented by that certain Lease N475HA Supplement No. 1, dated February 28, 2001, which were both recorded with the Federal Aviation Administration as one document on March 22, 2001, and assigned Conveyance Number Q67231 (together, the “Lease”), pursuant to which Lessor has leased to Lessee one Boeing Model 717-200 aircraft bearing manufacturer’s serial number 55121 and US Registration Number N475HA, together with two Rolls-Royce Deutschland Ltd & Co KG Model BR 700-715 A1-30 engines installed thereon bearing manufacturer’s serial numbers 13218 and 13219, respectively.  Lessor and Lessee, together with “Owner Participant, have also heretofore entered into that certain Participation Agreement, dated as of February 28, 2001 (the “Participation Agreement”), relating to the Lease and the described aircraft; and Owner Participant and Lessee have also heretofore entered into that certain Tax Indemnity Agreement, dated as of February 28, 2001 (the “Tax Indemnity Agreement”), relating to the Lease and the described aircraft.

B.            On March 21, 2003, Lessee commenced a bankruptcy case, Bankruptcy Case No. 03-00817, in the United States Bankruptcy Court for the District of Hawaii (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Pending Case”).

C.            In connection with the Pending Case, Lessor and Lessee, together with Owner Participant, wish to amend the terms of the Lease, as well as certain terms of the Participation Agreement and the Tax Indemnity Agreement, and, in consideration thereof, Lessee wishes to assume all of the rights, benefits and obligations of the Lease, the Participation Agreement and the Tax Indemnity Agreement, each as amended hereby, together with all of the other Operative Agreements, and to obtain the necessary approval of the Bankruptcy Court approving the terms of this Amendment and the assumption of the Lease, as amended hereby, together with all of the other Lessee Operative Agreements, by Lessee.

TERMS AND CONDITIONS

In consideration of the foregoing premises, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             DEFINITIONS AND CONSTRUCTION

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Lease and, unless otherwise specifically noted, reference to “Sections” herein shall be construed to refer to Sections of the Lease.  The rules or usage and construction set forth in the “General Provisions” of Part 1 of Annex A to the Lease shall also apply to this Amendment (including the capitalized terms defined herein), and this Amendment shall be a Lessee Operative Agreement.

2.             AMENDMENT TO BASIC RENT PROVISIONS AND ADDITION OF 467 LOAN PROVISIONS

(a)           Section 3.2.1(a) of the Lease is hereby amended by deleting the existing text thereof in its entirety and inserting in lieu thereof the following:

“(a)         (i)  During the Base Term, Lessee shall pay to Lessor, on each Payment Date, Basic Rent in the amount specified in Column 1 of Schedule 2 for such Payment Date.  The amounts and periods of Lessee’s liability for Basic Rent during the Base Term shall be as allocated in accordance with the column entitled “Rent Allocable for Period From and Including Payment Date To and Excluding Specified Date” in Column 2 of Schedule 2.  Notwithstanding anything to the contrary herein, Lessor and Lessee agree that, irrespective of Lessee’s payment obligations as shown on Column 1 of Schedule 2, Lessee’s liability for Basic Rent for the use of the Aircraft shall be allocated as stated in the column with the heading “Rent Allocable for Period From and Including Payment Date To and Excluding Specified Date” in Column 2 of Schedule 2.

(ii)           The allocation of Basic Rent as provided in § 3.2.1(a)(i) constitutes a specific allocation of fixed rent within the meaning of Treasury Regulation § 1.467-1(c)(2)(ii)(A), with the effect that, pursuant to Treasury Regulation § § 1.467-1(d) and 1.467-2, Lessor and Lessee, on any federal income tax returns filed by them (or on any return on which their income is included), shall accrue the amounts of rental income and rental expense, respectively, set forth for each period under the column entitled “Rent Allocable for Period From and Including Payment Date To and Excluding Specified Date” on Schedule 2.  Because there shall be from time to time a difference between (A) the cumulative amount of Basic Rent paid by Lessee (as provided in § 3.2.1(a)(i)) and (B) the cumulative amount of Basic Rent allocated (as provided in § 3.2.1(a)(i)), there shall be considered to exist a loan for purposes of Code § 467 (the “Section 467 Loan”).  If there is an amount in excess of zero set forth under the column entitled “Lessor 467 Loan Balance” on Schedule 2(b), such amount (the “Lessor 467 Loan”)

represents a loan from Lessee to Lessor.  If there is an amount in excess of zero set forth under the column entitled “Lessee 467 Loan Balance” on Schedule 2(b), such amount (the “Lessee 467 Loan”) represents a loan from Lessor to Lessee.  If there shall be a Lessor 467 Loan, then Lessor shall deduct interest expense and Lessee shall accrue interest income, in each case, in an amount equal to the amount set forth under the caption entitled “Lessor 467 Loan Interest” for the applicable period identified on Schedule 2(b) (the “Lessor 467 Loan Interest”).  If there shall be a Lessee 467 Loan, then Lessor shall accrue interest income and Lessee shall deduct interest expense, in each case, in an amount equal to the amount set forth under the caption entitled “Lessee 467 Loan Interest” for the applicable period identified on Schedule 2(b) (the “Lessee 467 Loan Interest”).  Interest shall accrue on any Lessor 467 Loan or Lessee 467 Loan at the applicable rate set forth on Schedule 1 as the “467 Loan Interest Rate”.

(iii)          Each of Lessee and Lessor agree that, solely for purposes of the Section 467 Regulations, on any federal income tax returns filed by them (or on any return on which their income is included) it will treat, (a) the Lease as two leases with one lease being the Pre-Modification Lease beginning on the first day of the Lease Term ending the day before the Section 467 Effective Date and the other lease being the Post-Modification Lease beginning on the Section 467 Effective Date and ending on the last day of the Lease Term; and (b) the Lessor Section 467 Loan Balance outstanding on the Section 467 Effective Date as an amount required to be paid as rent under the Post-Modification Lease and deemed paid on the Section 467 Effective Date.  The “Section 467 Effective Date” is January 1, 2004.”

(b)           Section 15 of the Lease is hereby amended by adding a new paragraph (e) at the end thereof as follows:

“(e)  Each of the amounts that may at any time constitute Scheduled Stipulated Loss Value, Scheduled Termination Value or Scheduled Special Termination Value, as the same appear in the various Schedules hereto, has been computed without taking into account the existence of any Lessor 467 Loan Balance or Lessee 467 Loan Balance that may be outstanding at the time that any such amount may be payable hereunder; and, accordingly, in determining the amount of any Stipulated Loss Value, Termination Value or Special Termination Value that may at any time be payable hereunder, (i) any Lessor 467 Loan Balance then outstanding shall be deducted from the Scheduled Stipulated Loss Value, Scheduled Termination Value or Scheduled Special Termination Value, as the case may be (and the resulting amount shall be the Stipulated Loss Value, Termination Value or Special Termination Value so payable), and (ii) any Lessee 467 Loan Balance then outstanding shall be added to the Scheduled Stipulated Loss Value, Scheduled Termination Value or Scheduled Special Termination Value, as the case may be (and the resulting amount shall be the Stipulated Loss Value, Termination Value or Special Termination Value so payable).”

(c)           Each of the Owner Participant, Lessee and Lessor agree that solely for purposes of the Section 467 Regulations, (i) it will treat the Lease, as amended hereby, as two leases with one lease being the Pre-Modification Lease and ending the day before the Section 467 Effective Date and the other lease being the Post-Modification Lease and beginning on the Section 467 Effective Date; (ii) it will treat the Lessor Section 467 Loan Balance outstanding on the Section 467 Effective Date as an amount required to be paid as rent under the Post-Modification Lease and deemed paid on the Modification Date; and (iii) the Basic Rent listed on Column 1 of Schedule 2 to the Lease will constitute fixed rent payable (as such term is used in the Section 467 Regulations, including Section 1.467-1(c)(2)(ii)(A) thereof) under the Post Modification Lease from the Section 467 Effective Date to the end of the Term and the allocation of Basic Rent as listed on Column 2 of Schedule 2 to the Lease shall constitute Lessee’s liability for Basic Rent for use of the Aircraft under the Post Modification Lease as allocated therein and a specific allocation of fixed rent within the meaning of Treasury Regulation § 1.467-1(c)(2)(ii)(A), with the effect that, pursuant to Treasury Regulation § § 1.467-1(d) and 1.467-2, Lessor and Lessee, on any federal income tax returns filed by them (or on any return on which their income is included), shall accrue the amounts of rental income and rental expense, respectively, set forth for each period under Column 2 of Schedule 2 hereto entitled “Rent Allocable for Period From and Including Payment Date To and Excluding Specified Date”.

Each of the Owner Participant and the Lessee agrees that if the changes to the allocation of Basic Rent from the Section 467 Effective Date to October 1, 2004 change the amount of income, deduction or other item for US federal income tax purposes, it will take into account, in the taxable year in which such modification occurs, any adjustment necessary to prevent duplication with respect to such Basic Rent or the omission of interest thereon for such period.

3.             ADDITION OF SECURITY DEPOSIT

(a)           Section 3 of the Lease is hereby amended by adding a new Section 3.2.3 as follows:

“3.2.3     Security Deposit

(a)           On or before October 1, 2004, Lessee shall pay to Lessor a security deposit (the “Security Deposit”) in the amount set forth on Schedule 1- Part A hereto.  The Security Deposit will be held by Lessor for the entire remaining Term of this Lease and may be commingled with other amounts of Lessor.

(b)           The Security Deposit shall be held by Lessor as security for the due and punctual payment by Lessee of all amounts payable by it, and the due and punctual observance and performance by Lessee of all of its obligations, hereunder and under each other Operative Agreement.  Lessee hereby assigns, transfers and pledges to Lessor, and hereby grants to Lessor, a first-priority security interest in, the Security Deposit to secure such payment, observance and performance.  Any interest earned on the Security Deposit shall be solely for the account of Lessor.  If an Event of Default shall occur and be continuing, then in addition to any other rights Lessor may have under applicable Law as a lessor, secured party or otherwise, or under this Lease or any other Operative Agreement, Lessor may set off against, use, apply or retain all or any portion of the Security Deposit in full or partial payment for amounts payable by Lessee under this Lease or any other Operative Agreement or for amounts necessary to compensate Lessor and the Indemnitees for their Expenses arising in connection with such Event of Default.  Any such use or application shall not, however, be deemed a cure by Lessee, or waiver by Lessor, of any Event of Default, unless so agreed by Lessor in writing.

(c)           So long as no Default or Event of Default shall have occurred and be continuing, that portion, if any, of the Security Deposit that has not previously been used or applied, or set off against, as provided for in this Lease, shall be returned to Lessee by wire transfer of immediately available Dollars to an account of Lessee located in the United States of America, specified in writing by Lessee to Lessor at least 10 Business Days prior to the date of such transfer, (A) on or before the date that is 20 Business Days after and excluding the date upon which the Aircraft is returned to Lessor in the condition, and in the manner, required under Annex B to this Lease and otherwise in accordance with the terms of this Lease, or (B) if an Event of Loss shall have occurred, and Lessee shall have elected, or shall be deemed to have elected, the option set forth in Section 9.1.2 hereof, then on or before the date that is 20 Business Days after and excluding the date upon which Lessor has been paid all amounts required to be paid under, and as provided in, Section 9.1.2(a) hereof.”

(b)           Section 14.1.6 of the Lease is hereby amended by adding a new sentence, at the end thereof, as follows:

“Without limiting, and notwithstanding, any other provision or the Lease or any other Operative Agreement,  Lessor shall be entitled to use and apply all or any portion of the Security Deposit for the purposes, and in the manner, set forth in Section 3.2.3(b) hereof.”

(c)           Schedule 1 – Part A to the Lease is hereby amended as set forth in Section 1 of Appendix A hereto.

(d)           That certain Letter Agreement No. 1-1005-JSW-1500, dated as of February 28, 2001, among, inter alios, Lessor and Lessee, insofar as it relates to the Lease and the Aircraft, is hereby terminated and shall be of no further force or effect; and all of the obligations and liabilities of each of the parties to such Letter Agreement are hereby unconditionally and irrevocably released and discharged in full and in all respects.

4.             ADDITION OF MAINTENANCE RESERVES

Annex C to the Lease is hereby amended as set forth on Appendix B hereto.

5.             AMENDMENTS TO SCHEDULES

(a)           Schedules 2, 3, 4 (both Part A and Part B) and 5 to the Lease are hereby amended by deleting each in their respective entireties and replacing the same with Schedules 2, 3, 4 (both Part A and Part B) and 5 attached hereto (and as so denominated), with each deleted Schedule (or Part) being replaced by the Schedule (or Part), attached hereto, bearing the same numerical designation.

 (b)          The Lease is hereby amended by adding thereto a new Schedule 2(b), entitled “467 Loan Schedule”, in the form attached hereto (and as so denominated).

6.             AMENDMENTS TO ANNEX A

(a)           Annex A – Part 1 to the Lease, and as the same Annex is attached to the Participation Agreement, is hereby amended by adding the following new terms and definitions:

“Lessee 467 Loan: has the meaning set forth in § 3.2.1(a)(ii) of the Lease.”

“Lessee 467 Loan Balance: with respect to any specified date means the amount set forth opposite such date in Schedule 2(b) to the Lease in the column with the heading “Lessee 467 Loan Balance” (as adjusted from time to time in accordance with § 3.2.1 of the Lease).

“Lessee 467 Loan Interest: has the meaning set forth in § 3.2.1(a)(ii) of the Lease.”

“Lessor 467 Loan: has the meaning set forth in Section 3.2.1(a)(ii) of the Lease.”

“Lessor 467 Loan Balance: with respect to any specified date means the amount set forth opposite such date in Schedule 2(b) to the Lease in the column with the heading “Lessor 467 Loan Balance” (as adjusted from time to time in accordance with § 3.2.1 of the Lease).”

“Lessor 467 Loan Interest: has the meaning set forth in § 3.2.1(a)(ii) of the Lease.”

“Maintenance Reserves:  defined in Section F of Annex C to the Lease.”

“Section 467 Effective Date:  has the meaning set forth in §3.2.1(a)(iii) of the Lease.”

“Section 467 Loan: has the meaning set forth in § 3.2.1(a)(ii) of the Lease.”

“Section 467 Regulations: shall mean the U.S. Treasury Regulations promulgated pursuant to Section 467 of the Code.”

“Security Deposit:  defined in Section 3.2.3 of the Lease.”

(b)           Annex A – Part 1 to the Lease, and as the same Annex is attached to the Participation Agreement, is hereby further amended by adding, in the definition of the term “Supplemental Rent”, immediately after the word “including”, the words “the Security Deposit and the Maintenance Reserves, and”.

(c)           Annex A – Part 1 to the Lease, and as the same Annex is attached to the Participation Agreement, is hereby further amended by adding, at the end of the definition of the term “Stipulated Loss Value” and before the “.”, the following words:

“(and such scheduled amount shall be referred to herein as the “Scheduled Stipulated Loss Value”), provided that at any time a payment is required pursuant to this Lease of Stipulated Loss Value, such payment (i) shall be reduced by the amount of any Lessor 467 Loan Balance then outstanding, plus a pro rata portion of the Lessor 467 Loan Interest for the relevant period, or (ii) shall be increased by the amount of any Lessee 467 Loan Balance then outstanding, plus a pro rata portion of the Lessee 467 Loan Interest for the relevant period (and the term “Stipulated Loss Value” shall mean the Scheduled Stipulated Loss Value as so adjusted).

(d)           Annex A – Part 1 to the Lease, and as the same Annex is attached to the Participation Agreement, is hereby further amended by adding, at the end of the definition of the term “Termination Value” and before the “.”, the following words:

“(and such scheduled amount shall be referred to herein as the “Scheduled Termination Value”), provided that at any time a payment is required pursuant to this Lease of Termination Value, such payment (i) shall be reduced by the amount of any Lessor 467 Loan Balance then outstanding, plus a pro rata portion of the Lessor 467 Loan Interest for the relevant period, or (ii) shall be increased by the amount of any Lessee 467 Loan Balance then outstanding, plus a pro rata portion of the Lessee 467 Loan Interest for the relevant period (and the term “Termination Value” shall mean the Scheduled Termination Value as so adjusted).

(e)           Annex A – Part 2 to the Lease, and as the same Annex is attached to the Participation Agreement, is hereby amended as set forth in Section 2 of Appendix A hereto.

(f)            Annex A – Part 3 to the Lease, and as the same Annex is attached to the Participation Agreement, is hereby amended as set forth in Section 3 of Appendix A hereto.

7.             OTHER AMENDMENTS

(a)           Section 4.4.1 of the Lease is hereby amended by adding a new sentence, at the end thereof, as follows:

“Notwithstanding the foregoing, this Section 4.4.1 shall not apply in any respect to (i) the Security Deposit (Sections 3.2.3 and 14.1.6 hereof shall govern the payment, possession, use, application and repayment of the Security Deposit), or (ii) the Maintenance Reserves (Section F or Annex C hereto shall govern the payment, possession, use, application and repayment of the Maintenance Reserves).

(b)           Section 7.2.7(c) of the Lease is hereby amended by deleting the existing text thereof in its entirety and inserting in lieu thereof the following:

“(c)         any such sublease shall provide for payment of rent, or any amount in lieu of rent, no less frequently than monthly and all such rent shall be payable in advance;”

(c)           Section 13.7 of the Lease is hereby amended by adding a new provision at the end thereof, as follows:

“Notwithstanding the foregoing, no Event of Default shall be deemed to occur or exist solely as a result of the existence or continuation of Lessee’s bankruptcy case, Bankruptcy Case No. 03-00817, in the United States Bankruptcy Court for the District of Hawaii seeking relief under Chapter 11 of Title 11 of the United States Code.”

(d)           Annex E – Part 1 to the Lease is hereby amended as set forth in Section 4 of Appendix A hereto.

(e)           Annex E – Part 2 to the Lease is hereby amended as set forth in Section 5 of Appendix A hereto.

(f)            The Tax Indemnity Agreement is hereby amended as set forth in Section 6 of Appendix A hereto.

8.             REPRESENTATIONS AND WARRANTIES

(a)           Lessee represents and warrants to Lessor, on the date this Amendment is executed and delivered by Lessor and Lessee, and on and as of the date hereof and the Effective Date, that:

(i)            Lessee (1) is a corporation duly organized and validly existing in good standing (except to the extent such good standing may be affected solely as a consequence of the Pending Case) under the laws of Hawaii, has full power, authority and legal right to own its properties and to carry on its business as presently conducted and to perform its obligations under the Lease, as amended hereby, and under the other Lessee Operative Agreements, (2) holds all licenses, certificates and permits from all governmental authorities necessary for the conduct of its business, and (3) is duly qualified to do business as a corporation in good standing (except to the extent such good standing may be affected solely as a consequence of the Pending Case) in each jurisdiction in which the failure to be so qualified would have a materially adverse effect on Lessee or on its ability to perform its obligations under the Lease, as amended hereby, or under the other Lessee Operative Agreements.

(ii)           This Amendment has been duly authorized by all necessary action on the part of Lessee, and neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby nor compliance by Lessee with any of the terms and provisions hereof does or will violate any provision of the articles of incorporation or by-laws of Lessee or any law, rule, regulation, judgment, order or decree of any government or governmental instrumentality or court having jurisdiction over Lessee, or any of its activities or properties, or does or will result in any breach of, or constitute any default under, or result in the creation of any Lien upon any property of Lessee under, any indenture, mortgage, deed of trust, conditional sale contract, loan or credit agreement, or other agreement or instrument to which Lessee is a party or by which Lessee or its properties may be bound or affected.

(iii)          Neither the execution and delivery by Lessee of this Amendment nor the performance by Lessee of any of the transactions contemplated hereby require the consent, approval, order or authorization of, or registration with, or the giving of notice to, the Aeronautics Authority or any other domestic or foreign governmental authority, except for the approvals, authorizations and consents that have heretofore been obtained, including the order of the Bankruptcy Court approving the terms hereof and the transactions contemplated hereby, true and complete copies of which have been delivered to Lessor and Owner Participant.

(iv)          This Amendment has been duly executed and delivered by Trustee for and on behalf of Lessee and, subject to obtaining the order of the Bankruptcy Court contemplated herein, constitutes the legal, valid, binding and enforceable obligation of Lessee (as such enforceability may be affected by applicable bankruptcy, insolvency or other similar laws affecting creditors’ rights generally).

(v)           Lessee is a Certificated Air Carrier within the meaning of Section 41102 of Title 49 of the United States Code Annotated, and Lessor is entitled to the benefits and protections of Section 1110 of the Bankruptcy Code (11 U.S.C. Section 1110) in respect of the Lease, as amended hereby, and in respect of the Aircraft leased to Lessee under the Lease, as amended hereby.

(vi)          On and as of the Effective Date, and after giving effect to the terms of that certain Memorandum of Understanding, dated as of September 15, 2004 (the “MOU”), by and between, inter alios, Lessor and Lessee, and the amendments to the Lease, the Related Leases and the Companion Leases (as defined herein) being effected as of the date hereof, (i) no Default or Event of Default, under and as defined in the Lease, as amended hereby, has occurred and is continuing, and (ii) no Default (or Event) or Event of Default has occurred and is continuing, under and as defined in any Related Lease, as amended hereby, or under and as defined in any of the three leases (each relating to a Boeing Model 767-33AER aircraft), between Owner Participant, as lessor, and Lessee, as lessee, as such leases are described in Attachment B to the MOU, and as such leases are amended pursuant to separate agreements between Owner Participant and Lessee entered into contemporaneously herewith as contemplated in the MOU (each such lease a “Companion Lease”, and collectively the “Companion Leases”).

(b)           WFBN and Lessor, as applicable, represents and warrants to Lessee, on the date this Amendment is executed and delivered by Lessor and Lessee, and on and as of the date hereof and the Effective Date, that:

(i)            WFBN (1) is a national banking association duly organized and validly existing in good standing under the laws of the United States of America, has full power, authority and legal right to own its properties and to carry on its business as presently conducted and to perform its obligations under the Lease, as amended hereby, and under the other Operative Agreements, and (2) holds all licenses, certificates and permits from all governmental authorities necessary for the conduct of its business.

(ii)           This Amendment has been duly authorized by all necessary action on the part of WFBN, and neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby nor compliance by WFBN or Lessor with any of the terms and provisions hereof does or will violate any provision of the articles of association or by-laws of WFBN or any law, rule, regulation, judgment, order or decree of any governmental authority of the United States of America governing the banking or trust powers of WFBN, or any governmental authority of the State of Utah, or of any court having jurisdiction over WFBN or Lessor , or any of their respective activities or properties, or does or will result in any breach of, or constitute any default under, or result in the creation of any Lien upon any property of WFBN or Lessor under, any indenture, mortgage, deed of trust, conditional sale contract, loan or credit agreement, or other agreement or instrument to which WFBN or Lessor is a party or by which WFBN or Lessor or any of their respective properties may be bound or affected.

(iii)          Neither the execution and delivery by WFBN or Lessor of this Amendment nor the performance by WFBN or Lessor of any of the transactions contemplated hereby require the consent, approval, order or authorization of, or registration with, or the giving of notice to, any governmental authority of the United States of America governing the banking or trust powers of WFBN, or any governmental authority of the State of Utah, except for the approvals, authorizations and consents that have heretofore been obtained.

(iv)          This Amendment has been duly executed and delivered by WFBN and Lessor and, subject to obtaining the order of the Bankruptcy Court contemplated herein, constitutes the legal, valid, binding and enforceable obligation of WFBN and Lessor (as such enforceability may be affected by applicable bankruptcy, insolvency or other similar laws affecting creditors’ rights generally).

(c)           Owner Participant represents and warrants to Lessee, on the date this Amendment is executed and delivered by Lessor and Lessee, and on and as of the date hereof and the Effective Date, that:

(i)            Owner Participant (1) is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, has full power, authority and legal right to own its properties and to carry on its business as presently conducted and to perform its obligations under the Operative Agreements to which it is a party, (2) holds all licenses, certificates and permits from all governmental authorities necessary for the conduct of its business, and (3) is duly qualified to do business as a corporation in good standing in each jurisdiction in which the failure to be so qualified would have a materially adverse effect on Owner Participant or on its ability to perform its obligations under the Operative Agreements to which it is a party.

(ii)           This Amendment has been duly authorized by all necessary action on the part of Owner Participant, and neither the execution and delivery hereof nor the consummation of the transactions contemplated hereby nor compliance by Owner Participant with any of the terms and provisions hereof does or will violate any provision of the articles of incorporation or by-laws of Owner Participant or any law, rule, regulation, judgment, order or decree of any government or governmental instrumentality or court having jurisdiction over Owner Participant, or any of its activities or properties, or does or will result in any breach of, or constitute any default under, or result in the creation of any Lien upon any property of Owner Participant under, any indenture, mortgage, deed of trust, conditional sale contract, loan or credit agreement, or other agreement or instrument to which Owner Participant is a party or by which Owner Participant or any of its properties may be bound or affected.

(iii)          Neither the execution and delivery by Owner Participant of this Amendment nor the performance by Owner Participant of any of the transactions contemplated hereby require the consent, approval, order or authorization of, or registration with, or the giving of notice to, the Aeronautics Authority or any other domestic or foreign governmental authority, except for the approvals, authorizations and consents that have heretofore been obtained, including the order of the Bankruptcy Court approving the terms hereof and the transactions contemplated hereby.

(iv)          This Amendment has been duly executed and delivered by Owner Participant and, subject to obtaining the order of the Bankruptcy Court contemplated herein, constitutes the legal, valid, binding and enforceable obligation of Owner Participant (as such enforceability may be affected by applicable bankruptcy, insolvency or other similar laws affecting creditors’ rights generally).

9.             CONDITIONS PRECEDENT

This Amendment shall become effective, and Lessee will be deemed to have assumed the rights and obligations of and under the Lease, as amended hereby, and of and under the other Lessee Operative Agreements, as one or more of such Lessee Operative Documents are amended hereby, all as contemplated in the MOU, on the date (the “Effective Date”) that all of the following conditions have been satisfied, to the reasonable satisfaction of Lessor:

(a)           The Bankruptcy Court shall have entered an order, in form and substance satisfactory to Lessor, (i) approving this Amendment and the transactions contemplated hereby, (ii) approving the amendments to each of the Related Leases and to each of the Companion Leases, each such amendment dated the date hereof and entered into contemporaneously herewith (each such amendment, a “Lease Amendment”), between Lessee and Lessor (or Owner Participant acting as lessor) and the transactions contemplated thereby, (iii) approving the terms of the MOU and the transactions contemplated thereby, (iv) confirming and effectuating the assumption by Lessee of the Lease, as amended by this Amendment, and (v) confirming and effectuating the assumption by Lessee of each of the Related Leases and each of the Companion Leases, each as amended by the applicable Lease Amendment; and such order shall not have been reversed, stayed, modified or amended;

(b)           Lessor shall have received satisfactory legal opinions from FAA counsel, and New York and Hawaii counsel as to the matters referred to in paragraphs (a)(i) through (a)(v) of Section 8 above (or, if the matters referred to in paragraphs (a)(i) through (a)(iii) are covered, to Lessor’s reasonable satisfaction, in the Bankruptcy Court order described above, such opinion shall address only the matters referred to in paragraphs (a)(iv) and (a)(v)), and in paragraph (l) of Section 12 below, and as to such other matters as Lessor may reasonably request;

(c)           Lessee shall have paid the Security Deposit, as required pursuant to Section 3.2.3 of the Lease, as amended hereby;

(d)           All of Lessee’s representations and warranties set forth in Section 8 hereof and in Section 9 of the MOU shall be true and correct;

(e)           All conditions precedent to the effectiveness of each of the Lease Amendments shall have been fulfilled and each of such Lease Amendments same shall be in full force and effect; and

(f)            All of the events described in Section 8 of the MOU shall have occurred.

If the conditions set forth in the foregoing clauses (a) through (f) are not satisfied to the reasonable satisfaction of Lessor, on or before September 30, 2004, this Amendment shall become null and void.

10.          LEASE ASSUMED, RATIFIED AND CONFIRMED

On and after the Effective Date of this Amendment, (i) each reference in the Lease to “this Lease”, “hereunder”, “hereof”, or words of like import referring to the Lease shall be deemed to mean, and be a reference to, the Lease as amended by this Amendment, (ii) the Lease, as amended hereby, shall be deemed to be ratified and confirmed in all respects and in full force and effect, and (iii) the Lease shall be deemed to be, and shall be (pursuant to the order of the Bankruptcy Court described in paragraph (a) of Section 9 hereof) assumed for all purposes by Lessee, all as contemplated in the MOU.

11.          MUTUAL RELEASES

Lessor and Lessee have also agreed, as set forth in Section 6 of the MOU (as defined in Section 8(a)(vi) hereof), to release certain claims in connection with (i) the execution and delivery of this Amendment, and of the amendments to the Related Leases and to the Companion Leases, and the assumption by Lessee of the Lease, the Related Leases and the Companion Leases, and (ii) the other matters described in the MOU; and each of Lessor and Lessee acknowledges that such releases of claims constitute an integral part of the consideration between Lessor and Lessee to enter into this Amendment.

12.          MISCELLANEOUS

(a)           No provision of this Amendment may be modified, amended or supplemented, or waived, released or discharged, except in a writing signed by Lessor and Lessee and specifying the provision intended to be modified, amended, supplemented, waived, released or discharged.

(b)           All notices, requests, demands, authorizations, directions, consents, waivers and other communications relating to this Amendment shall be made, given, furnished, or filed, and shall become effective, in the manner prescribed in § 14.7 of the Participation Agreement.

(c)           If any provision of this Amendment shall be invalid, inoperative or unenforceable as applied in any particular case in any jurisdiction because it conflicts with any other provision hereof or any constitution or statute or rule or public policy, or for any other reason, such circumstance shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance or in any other jurisdiction or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatever.  The parties agree that they shall promptly replace any invalid, inoperative or unenforceable provision with a valid, operative and enforceable provision.

(d)           The headings of the sections and clauses of this Amendment are inserted for convenience only and shall not affect the interpretation hereof.

(e)           This Amendment shall be binding upon, and shall inure to the benefit of and shall be enforceable by, the parties hereto and their respective permitted successors and assigns; and for purposes of determining permitted successors and assigns, the terms of the Participation Agreement, the Lease and the other Operative Agreements shall govern and control.

(f)            The failure of any party hereto to exercise any right, power, or remedy provided under this Amendment or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power, or remedy or to demand such compliance.

(g)           This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same agreement.  Delivery of an executed signature page of this Amendment by facsimile or e-mail shall be as effective as delivery of a manually executed signature page of this Amendment.  Any party hereto delivering an executed counterpart of this Amendment by facsimile shall also deliver an originally executed counterpart but the failure to so deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect hereof.

(h)           This Amendment shall be solely for the benefit of the parties hereto and the Owner Participant, and no other person or entity shall be a third-party beneficiary hereof.

(i)            The specific terms of the Lease that are amended and supplemented by this Amendment, shall be subject to the confidentiality restrictions set forth in § 8 of the Participation Agreement and in Section 23 of the MOU.  Notwithstanding the foregoing, each party hereto acknowledges and agrees that the terms of this Amendment may be summarized in the Subject Motion and in the Plan and the Disclosure Statement accompanying the Plan (as such terms are defined in the MOU).

(j)            All of the Appendices and Schedules attached to this Amendment are by this reference incorporated herein and made a part of this Amendment as though, and with the same force and effect as if, fully set forth herein.

(k)           For purposes of the last sentence of § 17.7(g) of the Lease, this Amendment, and the terms and provisions hereof, shall constitute an amendment, supplement and modification to the Operative Agreements.

(l)            Lessee shall cause this Amendment, so far as required or permitted by applicable law or regulation, to be kept, filed, registered and recorded at all times in accordance with § 7.1.3 of the Participation Agreement and the other applicable provisions of the Operative Agreements.

(m)          This Amendment constitutes, on and as of the date hereof, the full and entire understanding and agreement among the parties hereto with regard to the subject matter hereof, and supersedes all prior or contemporaneous understandings and agreements, whether written or oral, between or among any of the parties hereto with respect to the subject matter hereof.

(Signature Page Follows)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers or representatives as of the date first written above.

WELLS FARGO BANK NORTHWEST,
NATIONAL ASSOCIATION, not in its individual
capacity but solely as Owner Trustee, as Lessor

By:	/s/ Nancy M. Dahl

Title:

HAWAIIAN AIRLINES, INC., as Lessee

By:	/s/ Joshua Gotbaum

Title:	Trustee

CONSENTED AND AGREED TO BY

BCC EQUIPMENT LEASING CORPORATION,
as Owner Participant

By:	/s/ John A. Catron

Title:

APPENDIX A

Intentionally omitted as containing confidential information, which has been filed separately with the Securities and Exchange Commission.

APPENDIX B

Intentionally omitted as containing confidential information, which has been filed separately with the Securities and Exchange Commission.

SCHEDULE 2

Intentionally omitted as containing confidential information, which has been filed separately with the Securities and Exchange Commission.

SCHEDULE 2(b)

Intentionally omitted as containing confidential information, which has been filed separately with the Securities and Exchange Commission.

SCHEDULE 3

Intentionally omitted as containing confidential information, which has been filed separately with the Securities and Exchange Commission.

SCHEDULE 4

Intentionally omitted as containing confidential information, which has been filed separately with the Securities and Exchange Commission.

SCHEDULE 5

Intentionally omitted as containing confidential information, which has been filed separately with the Securities and Exchange Commission.